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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Registration Statement of Weider Nutrition International, Inc. on Form S-8 of our report dated July 10, 1996 (September 26, 1996 as to the last paragraph in Note 5 and the "Litigation" paragraph of
Note 7), appearing in the Prospectus, which is incorporated by reference in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


Deloitte & Touche LLP


Salt Lake City, Utah
May 27, 1997